ASSIGNMENT OF INTELLECTUAL PROPERTY AGREEMENT

February 6, 2013

This Assignment of Intellectual Property Agreement (the “Agreement”) is entered into by and among Travora Media, Inc., a Delaware corporation (“Assignor”), and Travora Networks, Inc., a Delaware corporation (“TNI”), or such affiliate of TNI as TNI directs (either TNI or an affiliate of TNI as TNI directs, “Assignee”).

WITNESSETH:

WHEREAS, Assignor and Assignee are parties to that certain Asset Purchase Agreement dated as of February 6, 2013, by and among JMG Exploration, Inc., a Nevada corporation, Assignor and TNI (the “Purchase Agreement”), pursuant to which Assignor agreed to sell, convey, assign, transfer and deliver to Assignee the Acquired Assets;

WHEREAS, the Purchase Agreement provides that Assignor shall sell, assign, transfer and deliver to Assignee and Assignee shall purchase, acquire and accept from Assignor, all right, title and interest of Assignor in the Business Owned IP Rights of Assignor, and that Assignor has agreed to execute and deliver this Agreement, for recording with governmental authorities including, but not limited to, the United States Patent and Trademark Office and the United States Copyright Office;

NOW, THEREFORE, pursuant to the terms and conditions of the Purchase Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.

Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2.

This Agreement is executed and delivered pursuant to the Purchase Agreement and is subject to and with the benefit of the respective representations, warranties, covenants, terms, conditions and other provisions of the Purchase Agreement.

3.

Assignor has not sold, conveyed, assigned, transferred or delivered to any other party the Business Owned IP Rights contemplated by the Purchase Agreement.  Assignor hereby sells, conveys, assigns, transfers and delivers to Assignee the Business Owned IP Rights and all right, title, benefit, privilege and interest therein, including, but not limited to, all right, title, benefit, privilege and interest of the following:

a.

the Registered Intellectual Property set forth in Exhibit A hereto, together with the goodwill connected with the use of and symbolized thereby and all issuances, extensions and renewals thereof;

b.

all rights of any kind whatsoever of Assignor accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions and otherwise throughout the world;

c.

any and all royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

d.

any and all claims and causes of action, with respect to any of the foregoing, whether accruing before, on and/or after the date hereof, including all rights to and claims for damages, restitution and injunctive and other legal and equitable relief for past, present and future infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

4.

Assignee hereby accepts the foregoing assignment of the Business Owned IP Rights.

5.

Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall be deemed to require the sale, conveyance, assignment, transfer, delivery, acceptance or assumption of any Business Owned IP Rights in a manner which is inconsistent with Section 1.5 of the Purchase Agreement, the terms of which are hereby incorporated by reference herein.  Effective as of the time at which any consents or approvals necessary to the assignment and assumption of each item of Business Owned IP Rights in accordance with Section 1.5 of the Purchase Agreement shall be obtained, Assignor hereby assigns to Assignee, and Assignee hereby accepts from Assignor, each such item of Business Owned IP Rights.

6.

Assignor authorizes the Commissioner for Patents, the Commissioner for Trademarks and the Register of Copyrights and any other governmental officials of the United States, and any officer of any country or countries foreign to the United States, whose duty it is to issue Patents or other evidence or forms of intellectual property protection or applications, to issue the same to Assignee in accordance with the terms of this instrument and to record and register this Agreement upon request by Assignee.

7.

Assignor hereby agrees, from time to time, at the request of Assignee, to execute and deliver such other instruments of conveyance, transfer or assumption and take such other actions as Assignee may request in order to more effectively consummate the transactions contemplated by this Agreement.  Assignor shall transfer or shall cause to be transferred to Assignee or its legal representatives all original books and records relating to the Business Owned IP Rights, including all related application and registration files, documents, passwords, and user identification numbers.

8.

This Agreement is made subject to and with the benefit of the respective representations, warranties, covenants, terms, conditions and other provisions of the Purchase Agreement.  In the event of any conflict between the provisions herein and the Purchase Agreement, the provisions of the Purchase Agreement shall control.

9.

This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

10.

THIS AGREEMENT, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW OR ANY OTHER LAW THAT WOULD MAKE THE LAWS OF ANY OTHER JURISDICTION OTHER THAN THE STATE OF DELAWARE APPLICABLE HERETO.

11.

Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision is to be interpreted to be only so broad as is enforceable.

12.

This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors (whether by operation of Law or otherwise) and permitted assigns.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment of Intellectual Property Agreement to be duly executed as of the date first set forth above.

ASSIGNEE

TRAVORA NETWORKS, INC.

a Delaware corporation

By:

/s/ Brendon Kensel

Name:

Brendon Kensel

Title:

President

ASSIGNOR

TRAVORA MEDIA, INC.,

a Delaware corporation

By:

/s/ Nan-Kirsten Forte

Name:

Nan-Kirsten Forte

Title:

Chief Executive Officer

[Signature Page to Assignment of Intellectual Property Agreement]

EXHIBIT A

Registered Intellectual Property

DOMAIN NAMES

1.

TRAVORAMEDIA.COM (OPERATIONAL)

2.

TRAVORAMEDIA.BIZ

3.

TRAVORAMEDIA.CO

4.

TRAVORAMEDIA.CO.UK

5.

TRAVORAMEDIA.INFO

6.

TRAVORAMEDIA.NET

7.

TRAVORAMEDIA.ORG

8.

TRAVORAMEDIAGROUP.COM

9.

TRAVORAPUBLISHERS.COM

10.

TRAVORATRAVEL.COM

11.

TRAVORATRAVEL.NET

12.

TRAVORATRAVEL.ORG

13.

B2TRAVELSUMMIT.COM (OPERATIONAL)

OTHER ASSET DOMAINS

Domain Name	Expires	Status
2TANMEDIA.COM	9/14/2013	Active - Locked
2TANMEDIA.NET	9/14/2013	Active - Locked
2TANMEDIA.ORG	9/14/2013	Active - Locked
ADDTOTRIP.COM	2/7/2013	Active - Locked
ADDTOTRIP.NET	2/7/2013	Active - Locked
B2TRAVELSUMMIT.COM	1/19/2013	Active - Locked
BAEDEKERGUIDES.COM	5/27/2013	Active - Locked
BAEDEKERMAPS.COM	5/27/2013	Active - Locked
BIRNBAUMGUIDES.COM	5/27/2013	Active - Locked
BIRNBAUMMAPS.COM	5/27/2013	Active - Locked
BIRNBAUMTRAVEL.COM	5/27/2013	Active - Locked
BIRNBAUMTRAVELGUIDES.COM	5/27/2013	Active - Locked
DESTINATIONROUNDUP.COM	7/22/2014	Active - Locked
EVERYDAYTRAVEL.COM	12/11/2012	Active - Locked
EXHALEMEDIA.COM	5/21/2013	Active - Locked
EXHALESCORE.COM	9/8/2013	Active - Locked
EXHALESCORE.INFO	9/8/2013	Active - Locked
EXHALESCORE.NET	9/8/2013	Active - Locked
EXHALESCORE.ORG	9/8/2013	Active - Locked
FAREFEED.COM	6/28/2013	Active - Locked
FARETEXT.COM	7/29/2014	Active - Locked
FARETXT.COM	7/29/2014	Active - Locked
FARETXT.MOBI	7/29/2014	Active - Locked

FARETXT.NET	7/29/2014	Active - Locked
FARETXT.ORG	7/29/2014	Active - Locked
FARETXT.US	7/28/2014	Active - Locked
FLIGHTANDHOTELTRAVELDEALS.COM	1/7/2013	Active - Locked
HOTELS-VEGAS.COM	6/18/2013	Active - Locked
LETSGOCORP.COM	7/29/2013	Active - Locked
LETSGOEMAIL.NET	7/15/2013	Active - Locked
LETSGOLUXURY.COM	3/3/2013	Active - Locked
NEWTANMEDIA.COM	9/14/2013	Active - Locked
NEWTANMEDIA.NET	9/14/2013	Active - Locked
NEWTANMEDIA.ORG	9/14/2013	Active - Locked
NICHEMEDIANETWORK.COM	7/17/2013	Active - Locked
ONLINETRAVELSALES.COM	3/4/2013	Active - Locked
ORBTROTTER.BIZ	1/9/2013	Active - Locked
ORBTROTTER.COM	1/10/2013	Active - Locked
ORBTROTTER.INFO	1/10/2013	Active - Locked
ORBTROTTER.NET	1/10/2013	Active - Locked
PLACETOPIA.COM	7/22/2014	Active - Locked
PLACETOPIA.INFO	7/22/2014	Active - Locked
PLACETOPIA.NET	7/22/2014	Active - Locked
PLACETOPIA.ORG	7/22/2014	Active - Locked
R8TIT.COM	7/9/2013	Active - Locked
SEEPLANGO.COM	6/16/2013	Active - Locked
SEEPLANGO.INFO	6/16/2013	Active - Locked
SEEPLANGO.NET	6/16/2013	Active - Locked
SEEPLANGO.ORG	6/16/2013	Active - Locked
SEEPLANGO.US	6/15/2013	Active - Locked
SOLSTICETRAVELMEDIA.CO.UK	6/29/2014	Active - Locked
SOLSTICETRAVELMEDIA.COM	6/29/2013	Active - Locked
SOLSTICETRAVELMEDIA.NET	6/29/2013	Active - Locked
TANINDEX.COM	7/22/2014	Active - Locked
TANMEDIAGROUP.COM	7/29/2013	Active - Locked
TANMEDIAGROUP.NET	7/29/2013	Active - Locked
TOP-TRIP.COM	11/11/2013	Active - Locked
TOP-TRIPS.COM	11/11/2013	Active - Locked
TOPTRIPS.COM	7/2/2013	Active - Locked
TOPTRIPSDEALS.COM	7/29/2013	Active - Locked
TOPTRIPSMEDIA.CO.UK	6/1/2014	Active - Locked
TOPTRIPSMEDIA.COM	5/27/2013	Active - Locked
TOPTRIPSMEDIA.NET	5/27/2013	Active - Locked
TOPTRIPSMEDIA.ORG	5/27/2013	Active - Locked
TOPTRIPSOFFERS.COM	7/28/2013	Active - Locked
TRAVAURA.BIZ	9/14/2013	Active - Locked

TRAVAURA.CO	9/14/2013	Active - Locked
TRAVAURA.COM	9/14/2013	Active - Locked
TRAVAURA.INFO	9/15/2013	Active - Locked
TRAVAURA.MOBI	9/15/2013	Active - Locked
TRAVAURA.NET	9/14/2013	Active - Locked
TRAVAURA.ORG	9/15/2013	Active - Locked
TRAVAURA.US	9/14/2013	Active - Locked
TRAVELAD.NET	11/13/2013	Active - Locked
TRAVELADMARKET.COM	6/27/2013	Active - Locked
TRAVELADMARKET.NET	6/27/2013	Active - Locked
TRAVELADMARKETPLACE.COM	6/27/2013	Active - Locked
TRAVELADMARKETPLACE.NET	6/27/2013	Active - Locked
TRAVELADMEDIA.COM	6/28/2013	Active - Locked
TRAVELADNETWORK.COM	6/27/2013	Active - Locked
TRAVELADVERTISING.BIZ	8/1/2014	Active - Locked
TRAVELADVERTISING.COM	8/8/2014	Active - Locked
TRAVELADVERTISING.ORG	8/2/2014	Active - Locked
TRAVELCASTMEDIA.CO.UK	6/1/2014	Active - Locked
TRAVELCASTMEDIA.COM	5/26/2013	Active - Locked
TRAVELCASTMEDIA.NET	5/26/2013	Active - Locked
TRAVELCASTMEDIA.ORG	5/26/2013	Active - Locked
TRAVELCONTENTNETWORK.COM	7/10/2013	Active - Locked
TRAVELGODS.COM	7/30/2013	Active - Locked
TRAVELGODSCORE.COM	9/8/2013	Active - Locked
TRAVELGODSSCORE.COM	9/8/2013	Active - Locked
TRAVELMUSE.BIZ	2/6/2013	Active - Locked
TRAVELMUSE.COM	9/2/2015	Active - Locked
TRAVELMUSE.INFO	2/7/2013	Active - Locked
TRAVELMUSE.MOBI	2/7/2013	Active - Locked
TRAVELMUSE.TV	2/7/2013	Active - Locked
TRAVELMUSINGS.COM	3/11/2014	Active - Locked
TRAVELNEWSHEADLINE.BIZ	12/5/2012	Active - Locked
TRAVELNEWSHEADLINE.CA	12/6/2012	Active - Locked
TRAVELNEWSHEADLINE.CO	12/5/2012	Active - Locked
TRAVELNEWSHEADLINE.COM	12/6/2012	Active - Locked
TRAVELNEWSHEADLINE.INFO	12/6/2012	Active - Locked
TRAVELNEWSHEADLINE.ME	12/6/2012	Active - Locked
TRAVELNEWSHEADLINE.MOBI	12/6/2012	Active - Locked
TRAVELNEWSHEADLINE.NET	12/6/2012	Active - Locked
TRAVELNEWSHEADLINE.ORG	12/6/2012	Active - Locked
TRAVELNEWSHEADLINE.US	12/5/2012	Active - Locked
TRAVELNEWSLETTERHOST.COM	10/22/2015	Active - Locked
TRAVELPOINTMEDIA.CO.UK	6/1/2014	Active - Locked

TRAVELPOINTMEDIA.COM	5/26/2013	Active - Locked
TRAVELPOINTMEDIA.NET	5/26/2013	Active - Locked
TRAVELPOINTMEDIA.ORG	5/26/2013	Active - Locked
TRAVELSTYLEMEDIA.COM	9/9/2013	Active - Locked
TRAVELSTYLEMEDIA.NET	9/9/2013	Active - Locked
TRAVELSTYLEMEDIA.ORG	9/9/2013	Active - Locked
TRAVELUTIONMEDIA.COM	1/21/2013	Active - Locked
TRAVELUTIONMEDIA.NET	1/21/2013	Active - Locked
TRAVELUTIONMEDIA.ORG	1/21/2013	Active - Locked
TRAVELWIZMEDIA.CO.UK	6/1/2014	Active - Locked
TRAVELWIZMEDIA.COM	5/26/2013	Active - Locked
TRAVELWIZMEDIA.NET	5/26/2013	Active - Locked
TRAVELWIZMEDIA.ORG	5/26/2013	Active - Locked
TRAVOLUTIONMEDIA.COM	1/21/2013	Active - Locked
TRAVOLUTIONMEDIA.NET	1/21/2013	Active - Locked
TRAVOLUTIONMEDIA.ORG	1/21/2013	Active - Locked
TRAVORA.CO	9/14/2013	Active - Locked
TRAVORA.CO.UK	9/23/2013	Active - Locked
TRAVORA.COM	9/14/2013	Active - Locked
TRAVORA.INFO	9/15/2013	Active - Locked
TRAVORA.MOBI	9/15/2013	Active - Locked
TRAVORA.NET	9/14/2013	Active - Locked
TRAVORA.ORG	9/15/2013	Active - Locked
TRAVORA.US	9/14/2013	Active - Locked
TRAVORAPUBLISHERS.COM	3/2/2014	Active - Locked
TRAVORATRAVEL.COM	10/7/2013	Active - Locked
TRAVORATRAVEL.NET	10/7/2013	Active - Locked
TRAVORATRAVEL.ORG	10/7/2013	Active - Locked
TRIPMUSE.BIZ	4/25/2013	Active - Locked
TRIPMUSE.COM	4/26/2013	Active - Locked
TRIPMUSE.INFO	4/26/2013	Active - Locked
TRIPMUSE.NET	4/26/2013	Active - Locked
TRIPOVATION.BIZ	2/25/2013	Active - Locked
TRIPOVATION.COM	2/25/2013	Active - Locked
TRIPOVATION.INFO	2/26/2013	Active - Locked
TRIPOVATION.NET	2/25/2013	Active - Locked
TRIPOVATION.ORG	2/26/2013	Active - Locked
TRIPOVATION.US	2/25/2013	Active - Locked
TRIPTIMER.COM	8/20/2013	Active - Locked
TRVLM.SE	4/29/2013	Active - Locked
VACATIONSHQ.COM	8/23/2014	Active - Locked
WINDOWORAISLE.COM	3/10/2013	Active - Locked
XHAIL.COM	4/3/2013	Active - Locked

XHAILMEDIA.COM	8/22/2013	Active - Locked
YAYCATIONS.COM	2/27/2014	Active - Locked
YAYGO.COM	11/18/2013	Active - Locked

TRAVELMUSE DOMAINS

Domain Name	Expires	Status
TRAVELMUSE.AT	4/11/2013	Active – Locked
TRAVELMUSE.BE	4/11/2013	Active - Locked

NILEGUIDE DOMAINS

Domain Name	Expires	Status
LOCALLYTE.COM	12/4/2013	Active – Locked
LOCALYTE.CO	2/8/2013	Active – Locked
LOCALYTE.COM	8/10/2014	Active – Locked
LOCALYTE.NET	12/4/2013	Active – Locked
LOCALYTE.ORG	11/5/2013	Active – Locked
LOCALYTEMAIL.COM	9/8/2013	Active – Locked
LOCALYTES.COM	11/5/2013	Active – Locked
MYNILEGUIDE.COM	12/20/2013	Active – Locked
NILEGUI.DE	1/25/2013	Active – Locked
NILEGUIDE.CO.UK	6/21/2015	Active – Locked
NILEGUIDE.COM	7/25/2021	Active – Locked
NILEGUIDE.NET	6/21/2013	Active – Locked
NILEGUIDES.CO.UK	6/21/2015	Active – Locked
NILEGUIDES.COM	5/1/2013	Active – Locked
NILEPROJECT.CO	2/8/2013	Active – Locked
NILEPROJECT.COM	3/7/2013	Active – Locked
NILEPROJECT.NET	1/21/2014	Active - Locked
NILETRAVELGUIDE.COM	12/20/2013	Active - Locked
THENILEGUIDE.CO	2/8/2013	Active - Locked
THENILEGUIDE.COM	6/21/2013	Active - Locked
THENILEGUIDE.NET	6/21/2013	Active - Locked
THENILEPROJECT.COM	1/30/2014	Active - Locked

TRADEMARKS & COPYRIGHTS

Word Mark	TRAVORA

Goods and Services

IC 009. US 021 023 026 036 038. G & S: Video recordings featuring information about travel and travel destinations; Downloadable software in the nature of a mobile application that enables users to search, store, index, browse, organize, bookmark and share information, to showcase content, articles, images, calendars, products, projects and other information resources in electronic form, to create, edit and display travel clippings and itineraries, and for use in planning, managing and social networking in the field of travel

IC 035. US 100 101 102. G & S: Providing commercial information in the field of marketing and advertising; Promoting the goods and services of others by preparing and placing on-line advertisements on a network of web pages on a global computer network, as well as via email; Business, advertising and marketing consultation, namely, marketing consultation and marketing strategies for targeting, placement and dissemination of advertisements; Business management, namely, management of online advertising campaigns for others; On-line advertising and marketing services; providing advertising service to distribute advertisements for display on the Internet, namely, in websites and emails; Media buying services for others, namely, planning, buying and negotiating of online advertising; Online advertising and marketing services, namely, providing an online advertising network that specializes in audience targeting and customized contextual targeting for online advertisers and publishers; Preparation of custom or non-custom advertising for businesses for dissemination via the web and e-mails; Providing demand creation and lead generation activities and services; Providing an on-line commercial information directory on the internet; Providing hotel rate comparison information that can be used for booking travel at advertising partner websites; Providing a website of reviews, scores and ranking of travel destinations and points of interest that are based on the aggregation of expert, authoritative and user generated reviews for commercial purposes; Providing reviews, scores and ranking of travel destinations and points of interest that are based on the aggregation of expert, authoritative and user generated reviews for commercial purposes

IC 038. US 100 101 104. G & S: Telecommunications services, namely, providing online and telecommunication facilities for real-time interaction between and among users of computers, mobile and handheld computers,

mobile phones and wired and wireless communication devices, enabling individuals to send and receive messages via email, instant messaging or a website on the internet in the field of travel; Providing on-line chat rooms and electronic bulletin boards for transmission of messages among users in the field of travel; Providing an online community forum for users to share information, photos, audio and video content about travel, to get feedback from their peers, to form virtual communities, and to engage in social networking; Providing on-line electronic bulletin boards for transmission of messages among computer users in the fields of entertainment, travel, fitness, hotels,

and restaurants; Broadcasting and telecommunication services via electronic and optical communications networks, featuring the electronic data that users have uploaded, posted, sent, and transmitted; Broadcasting programs via a global computer network; Video broadcasting

IC 039. US 100 105. G & S: Providing an on-line computer database in the field of travel information services; Travel information services, namely, providing product rate and availability information that can be used for booking travel at advertising partner websites in the field of air fare, cruise and car rentals; Providing information, news and commentary in the field of travel;

Providing online links to websites of others featuring travel; Travel information;

Providing a website featuring information on travel; Information services, namely, providing a web site featuring photographic presentations in the field of travel

IC 041. US 100 101 107. G & S: Providing on-line newsletters in the fields of travel, travel planning, and topics of interest to business and recreational travelers

IC 042. US 100 101. G & S: Hosting of digital content via electronic and optical communications networks; hosting an online community website featuring hotel reviews; Computer services, namely, providing search and recommendation engines for obtaining data on a global computer network;

Social bookmarking website services, namely, providing a website featuring technology that enables users to organize, store, manage, share and search for bookmarks of resources online; Providing a web site featuring technology that enables users to share, bookmark, index, store, collect and showcase content, articles, images, calendars, products, projects, and other information resources in electronic form in the nature and field of travel; Computer services, namely, creating an on-line community for registered users to participate in discussions, get feedback from their peers, form virtual communities, and engage in social networking services in the field of travel; Providing temporary use of on-line non-downloadable software and applications for scoring and ranking travel destinations and points of interest based on the aggregation of expert, authoritative and user generated reviews; Providing temporary use of on-line non-downloadable software and applications for planning, creating, editing, displaying and sharing travel clippings and itineraries; Providing an interactive web site allowing users the ability to upload and share photos of travel; Providing temporary use of non- downloadable software that enables users to create electronic scrapbooks of travel photos

Standard Characters Claimed
Mark Drawing Code	(4) STANDARD CHARACTER MARK
Serial Number	85434373
Filing Date	September 28, 2011
Current Basis	1B
Original Filing Basis	1B

Published for Opposition	September 4, 2012
Owner	(APPLICANT) TRAVORA MEDIA, INC. CORPORATION DELAWARE 24th Floor 55 Broad Street New York NEW YORK 10004
Attorney of Record	Vanessa A. Ignacio, Esq.
Description of Mark	Color is not claimed as a feature of the mark.
Type of Mark	TRADEMARK. SERVICE MARK
Register	PRINCIPAL
Live/Dead Indicator	LIVE